Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Standard Automotive Corporation
Hillsborough Township, New Jersey

      We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated June 3, 1997 (August 11, 1997 as to
Note 11, November 7, 1997 as to the last paragraph of Note 10 and December 10, 1997 as to Note 12), relating to the financial statements of Ajax Manufacturing Company which is contained in that Prospectus.

      We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                               /s/ BDO SEIDMAN, LLP
                                                BDO SEIDMAN, LLP

                                                Woodbridge, New Jersey
                                                January 9, 1998